                                                                   EXHIBIT 99.5



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder
RFS, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of RFS, Inc. and Subsidiary (a wholly-owned subsidiary of Doubletree Corporation) as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of RFS, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The financial statements of RFS, Inc. for the year ended December 31, 1995 were audited by other auditors whose report was dated February 2, 1996, except for a subsequent events note dated February 27, 1996, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RFS, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            KPMG Peat Marwick LLP

Memphis, Tennessee
January 23, 1998

                            RFS, INC. AND SUBSIDIARY
              (A WHOLLY-OWNED SUBSIDIARY OF DOUBLETREE CORPORATION)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                 1997           1996
                                                                 ----           ----
                                      ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                 $  7,322       $  7,660
     Trade receivables (net of an allowance for doubtful
         accounts of $11 and $62 at December 31, 1997
         and 1996, respectively)                                  4,300          3,680
     Inventories                                                    206            193
     Prepaid expenses                                               943            387
     Due from Parent                                             13,567          1,749
                                                               --------       --------
                  TOTAL CURRENT ASSETS                           26,338         13,669

Investments in RFS Hotel Investors, Inc.                         20,039         20,032
Note receivable                                                   1,529          3,000
Leasehold improvements and office equipment, net                    284            300
Capitalized franchise costs, net                                  2,303          2,478
Deferred costs and other assets, net                                790            741
                                                               --------       --------
                                                               $ 51,283       $ 40,220
                                                               ========       ========

              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Note payable                                              $   --         $    325
     Accounts payable and accrued expenses                        7,723          7,352
     Percentage Lease payable                                     8,901          6,775
                                                               --------       --------
                  TOTAL CURRENT LIABILITIES                      16,624         14,452

Distributions and losses in excess of investment in
     partnerships and ventures                                      315            314
Deferred income taxes                                                70             61
                                                               --------       --------
                  TOTAL LIABILITIES                              17,009         14,827
                                                               --------       --------

STOCKHOLDER'S EQUITY:
     Common stock, no par value; 5,000 shares authorized,
         100 shares issued and outstanding at
         December 31, 1997 and 1996                            $    282       $    282
     Additional paid-in capital                                  18,500         18,500
     Unearned employee compensation                                 (70)          (141)
     Unrealized gain on marketable equity securities,
         net of income taxes                                        112            114
     Retained earnings                                           15,450          6,638
                                                               --------       --------
                  TOTAL STOCKHOLDER'S EQUITY                     34,274         25,393
                                                               --------       --------

Commitments and contingencies
                                                               --------       --------
                                                               $ 51,283       $ 40,220
                                                               ========       ========



See accompanying notes to consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
              (A WHOLLY-OWNED SUBSIDIARY OF DOUBLETREE CORPORATION)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                                 (IN THOUSANDS)


                                                    1997             1996           1995
                                                  ---------       ---------       ---------
REVENUES:
     Hotel revenue                                $ 193,282       $ 148,699       $ 122,253
     Management and consulting fees                   1,611             817             452
     Other                                            1,868           1,987             113
                                                  ---------       ---------       ---------
                  TOTAL REVENUES                    196,761         151,503         122,818
                                                  ---------       ---------       ---------

EXPENSES:
     Hotel expenses:
         Salary and benefits                         43,173          35,355          25,847
         Franchise costs                             13,183          10,153           8,315
         Advertising and promotion                    7,020           5,069           4,294
         Utilities                                    8,368           7,090           6,151
         Repair and maintenance                       8,534           7,088           6,006
         Leases, insurance and taxes                  1,317           1,018           1,603
         Other operating costs                       16,403          11,626          14,624
                                                  ---------       ---------       ---------
                                                     97,998          77,399          66,840
     General and administrative                       3,972           3,430           5,386
     Business combination expenses                     --              --             1,007
     Depreciation and amortization                      460             266             172
     Percentage Lease expense                        80,049          60,148          47,249
                                                  ---------       ---------       ---------
                  TOTAL OPERATING EXPENSES          182,479         141,243         120,654
                                                  ---------       ---------       ---------

                  INCOME BEFORE INCOME TAXES         14,282          10,260           2,164

Income taxes                                         (5,470)         (3,592)            (35)
                                                  ---------       ---------       ---------

                  NET INCOME                      $   8,812       $   6,668       $   2,129
                                                  =========       =========       =========



See accompanying notes to consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
              (A WHOLLY-OWNED SUBSIDIARY OF DOUBLETREE CORPORATION)

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                  Additional    Unearned                  Retained
                                                       Common      paid-in     employee     Unrealized     earnings
                                                        stock      capital   compensation      Gain       (deficit)        Total
                                                       ------     ---------- ------------   ----------    ---------        -----
Balances, December 31, 1994                             $  1      $  --         $--          $ --         $  (104)       $  (103)
     Issuance of 12 shares of common stock to
          employees                                      281         --          (281)         --             --                0
     Distributions ($2,294 per share)                    --          --          --            --           (2,055)        (2,055)
     Amortization of unearned employee compensation      --          --            70          --             --               70
     Unrealized gain on marketable equity
          securities, net of taxes                       --          --          --             22           --                22
     Net income                                          --          --          --            --            2,129          2,129
                                                        ----      -------       -----        -----        --------       --------

Balances, December 31, 1995                              282         --          (211)          22             (30)            63
     Contribution of paid-in capital                     --        18,500        --            --             --           18,500
     Amortization of unearned employee compensation      --          --            70          --             --               70
     Change in unrealized gain on marketable equity
         securities, net of taxes                        --          --          --             92           --                92
     Net income                                          --          --          --            --            6,668          6,668
                                                        ----      -------       -----        -----        --------       --------

Balances, December 31, 1996                              282       18,500        (141)         114           6,638         25,393
     Amortization of unearned employee compensation      --          --            71          --             --               71
     Change in unrealized gain on marketable equity
         securities, net of taxes                        --          --          --             (2)          --                (2)
     Net income                                          --          --          --            --            8,812          8,812
                                                        ----      -------       -----        -----        --------       --------
Balances, December 31, 1997                             $282      $18,500       $ (70)       $ 112        $ 15,450       $ 34,274
                                                        ====      =======       =====        =====        ========       ========


See accompanying notes to consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
              (A WHOLLY-OWNED SUBSIDIARY OF DOUBLETREE CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                                 (IN THOUSANDS)

                                                                      1997          1996         1995
                                                                    --------      --------      -------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                     $  8,812      $  6,668      $ 2,129
     Adjustments to reconcile net income to net cash
         provided by operating activities:
              Depreciation and amortization                              460           290          172
              Equity in loss of partnerships                            --            --            198
              Provision for bad debts                                     48            22           40
              Deferred income tax provision                             --            --           (158)
              (Increase) decrease in accounts receivable                (668)       (1,159)         163
              (Increase) decrease in other assets                       (737)         (127)         121
              Increase in accounts payable and accrued expenses        2,497           270        3,582
                                                                    --------      --------      -------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES          10,412         5,964        6,247
                                                                    --------      --------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Investment in RFS Hotel Investors, Inc.                            --         (18,500)        --
     Investments in partnerships and ventures                           --            (175)        (270)
     Distributions from partnerships and ventures                          1             2            1
     Franchise application fees                                         --          (2,626)        --
     Purchase of furniture and equipment                                 (79)          (79)        (241)
     Loan to owners of managed hotels                                   --          (3,000)        --
     Collection of loan to owners of managed hotels                    1,471          --           --
     Purchase of marketable securities                                  --            --           (516)
     Increase in deferred costs and other assets                        --             (90)         (82)
                                                                    --------      --------      -------
                  NET CASH PROVIDED BY (USED IN)
                       INVESTING ACTIVITIES                            1,393       (24,468)      (1,108)
                                                                    --------      --------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contribution of paid-in capital from Parent                        --          18,500         --
     Increase in due from Parent                                     (11,818)       (1,749)        --
     Payments on notes payable                                          (325)          175         (839)
     Distributions to common stockholders                               --            --         (2,055)
                                                                    --------      --------      -------
                  NET CASH PROVIDED BY (USED IN)
                       FINANCING ACTIVITIES                          (12,143)       16,926       (2,894)
                                                                    --------      --------      -------

                  NET INCREASE (DECREASE) IN CASH                   $   (338)     $ (1,578)     $ 2,245

Cash and cash equivalents:
     Beginning of year                                                 7,660         9,238        6,993
                                                                    --------      --------      -------
     End of year                                                    $  7,322      $  7,660      $ 9,238
                                                                    ========      ========      =======

Supplemental Disclosures:
     Interest paid                                                  $      6      $     19      $   100
                                                                    ========      ========      =======
     Income taxes paid                                              $  5,470      $  3,666      $   123
                                                                    ========      ========      =======



See accompanying notes to consolidated financial statements.

                            RFS, INC. AND SUBSIDIARY
              (A WHOLLY-OWNED SUBSIDIARY OF DOUBLETREE CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

(1)      ORGANIZATION AND PRESENTATION

         Effective February 27, 1996, RFS, Inc. became a wholly-owned subsidiary of Doubletree Corporation ("Doubletree" or "Parent") in a transaction accounted for as a pooling of interests. RFS, Inc. generates substantially all of its revenue from operating and managing leased hotels owned by RFS Partnership, L.P. (the "Partnership"). The Partnership is 90.5% owned by RFS Hotel Investors, Inc. (the "Company"). On December 19, 1997, Doubletree became a wholly-owned subsidiary of Promus Hotel Corporation ("Promus") pursuant to a merger transaction in which each outstanding share of Doubletree common stock was exchanged for one share of Promus common stock.

         Substantially all of the hotels owned by the Partnership (the "Hotels") are separately leased by the Partnership to RFS, Inc. under individual lease agreements (collectively, the Percentage Leases). The Percentage Leases provide for the payment of annual rent equal to the greater of (i) fixed base rent or
(ii) percentage rent based on a percentage of gross room revenue, food revenue and beverage revenue at the Hotels. In connection with the February 27, 1996 merger with Doubletree, RFS, Inc. amended each of the individual Percentage Leases. The significant amendments include extending the terms of the leases, clarifying the RFS, Inc's and the Partnership's responsibilities with respect to repairs and maintenance at the hotels and clarifying certain other provisions of the Percentage Leases. These provisions include the Partnership granting RFS, Inc. a 10-year right of first refusal to manage and lease future hotels acquired or developed by the Partnership.

         At December 31, 1997, RFS, Inc. leased 59 hotels from the Partnership and operated 75 hotels. Four hotels leased by RFS, Inc. are operated by other third party management companies. Six of the hotels operated by RFS, Inc. are for unrelated entities. RFS, Inc. leases and/or manages hotel properties in 26 states, primarily in the Southeast and Midwest and substantially all are affiliated with a nationally recognized franchise.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  REVENUE RECOGNITION

          Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

     (B)  PERCENTAGE LEASE EXPENSE

          Lease expense is recognized as due to the Partnership under the Percentage Leases commencing on the date a lease is executed between the Partnership and RFS, Inc.

     (C)  CAPITALIZED FRANCHISE COSTS

          In connection with RFS, Inc.'s acquisition by Doubletree, franchise application fees were paid to various franchisors of the Hotels. These fees are amortized over the remaining lives of the franchise agreements. The recoverability of the franchise application fees are periodically evaluated to determine whether such costs will be recovered from future operations.

          The initial cost of obtaining the franchise licenses is paid by the Partnership, and the ongoing franchise fees are paid by RFS, Inc. These fees are generally computed as a percentage of room revenue for each respective hotel in accordance with the franchise agreements and are expensed as incurred.

     (D)  LEASEHOLD IMPROVEMENTS AND OFFICE EQUIPMENT

          Maintenance and repairs are charged to operations as incurred; major renewals and betterments at the hotels are the responsibility of the Partnership.

          Improvements to office leaseholds are amortized over the shorter of the lives of the assets or the terms of the related leases. Office furniture and equipment is depreciated using the straight-line basis over their estimated useful lives, which is 7 years for furniture and 5 years for equipment. Accumulated depreciation at December 31, 1997 and 1996 was approximately $526,000 and $431,000, respectively.

     (E)  INVENTORIES

          Inventories consisting of food and beverages are stated at the lower of cost (generally first-in, first-out) or market.

     (F)  INVESTMENTS

          Investments in partnerships and joint ventures are accounted for using the equity method when RFS, Inc. has a general partnership interest or its limited partnership interest exceeds 5% and RFS, Inc. does not exercise control over the venture. Profits and losses of these joint ventures are allocated in accordance with the joint venture agreements. All other investments are accounted for using the cost method with the exception of the marketable equity securities which are classified as available-for-sale and recorded at fair value with unrealized gains or losses reflected in stockholder's equity pursuant to Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." See note 3. If a joint venture experiences operating losses which reduce the other joint venture partner's equity to a zero balance, the loss which would otherwise be attributable to the other joint venturer is absorbed within RFS, Inc.'s operating results.

     (G)  INCOME TAXES

          Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets, including net operating loss carryforwards, and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          RFS, Inc.'s parent, Doubletree, files a consolidated federal income tax return. Beginning in 1996, the intercompany settlement of taxes paid is based on an informal tax sharing agreement which allocates taxes to RFS, Inc. based upon a proportionate allocation of Doubletree's consolidated current and deferred tax expenses. Prior to its acquisition by Doubletree, RFS, Inc. elected Subchapter S corporation status for federal income tax purposes and certain states effective January 1, 1995. RFS, Inc.'s Subchapter S corporation election was revoked upon RFS, Inc.'s acquisition by Doubletree.

     (H)  CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

          RFS, Inc. considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents for purposes of the statement of cash flows.

     (I)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (J)  RECLASSIFICATIONS

          Certain prior period amounts have been reclassified to conform to 1997 presentation.

     (K)  RECENT ACCOUNTING PRONOUNCEMENTS

          Effective December 31, 1997, RFS, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure." This statement specifies the disclosure requirements about the capital structure of an entity that has issued securities addressed by the statement. The adoption of this statement did not have a material effect on the consolidated financial statements.

          In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting on Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of this statement will not have a material effect on the consolidated financial statements.

          Also in June 1997, Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," was issued, effective for years beginning after December 15, 1997. This statement requires companies to identify segments consistent with the manner in which management makes decisions about allocating resources to segments and measuring their performance. Disclosures for the newly identified segments are similar to those required under current standards, with the addition of certain quarterly disclosure requirements. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

(3)  INVESTMENTS IN RFS HOTEL INVESTORS, INC.

     RFS, Inc. has the following investments in the Company and the Partnership (in thousands):

                                                      1997        1996
                                                    -------     -------
      RFS HOTEL INVESTORS, INC
      Series A Convertible Preferred Stock          $18,500     $18,500
      Common Stock                                      698         691

      RFS PARTNERSHIP, L.P.
      Partnership Units                                 841         841
                                                    -------     -------
                                                    $20,039     $20,032
                                                    =======     =======

         On February 27, 1996, RFS, Inc. received from the Company 973,684 shares of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock") for an aggregate purchase price of $18.5 million or $19.00 per share. The Series A Preferred Stock has an initial preference value of $19.00 per share ("Stated Value"), a par value of $.01, and is senior to the Company's common stock as to dividends and upon liquidation of the Company. Each share of Series A Preferred Stock has one vote and is convertible into one share of the Company's common stock after the seventh anniversary of the issuance. The shares of Series A Preferred Stock are entitled to a $1.45 annual cumulative dividend per share. The Series A Preferred Stock has mandatory redemption rights upon the occurrence of certain events which are under the Company's control. The Company can redeem the Series A Preferred Stock after the seventh anniversary of issuance at the Stated Value, together with all accrued and unpaid dividends.

         RFS, Inc.'s investment in the Partnership units is carried at the amount of cash consideration RFS, Inc. could have received in lieu of Partnership units which is approximately $841,000 on 77,904 units owned. At present, there is no market for the Partnership units. However, the Partnership units are convertible into Company common stock. RFS, Inc. owns 35,000 shares of the Company's common stock carried at their market value.

(4)      INVESTMENTS IN PARTNERSHIPS

         Information with respect to RFS, Inc.'s investments in partnerships at December 31, 1997 and 1996 is as follows:

                                                                                    CARRYING VALUE
                                                    %             TYPE OF           (IN THOUSANDS)
         ENTITY                                 OWNERSHIP        INTEREST        1997           1996
         ------                                 ---------        --------       -------        ------
         Devonshire Associates                     10%           General        $     1         $   1
         SF Partners                                2%           General            -             -
         Highland Plaza Partners, Ltd.              5%           General              1             1
         DDP Partners, L.P.                         5%           General             12            13
                                                                                  -----         -----
                                                                                     14            15
         Shelby Distribution Partners, L.P.        46%           General           (329)         (329)
                                                                                  -----         -----
                                                                                  $(315)        $(314)
                                                                                  =====         =====

(5)      NOTE RECEIVABLE

         In June 1996, RFS, Inc. obtained management agreements for eight hotel properties owned by entities unrelated to RFS, Inc. In connection with obtaining these contracts, RFS, Inc. loaned $3 million to the owners, principally for renovations. The note receivable was reduced by approximately $1.5 million primarily as a result of new debt financing and two hotel property sales by the owners. The note is unsecured, bears interest at 10% and is repayable as follows: $300,000 on December 31, 1998, $600,000 on December 31, 1999, $300,000 on December 31, 2000,
         $329,000 on December 31, 2001.

(6)      NOTE PAYABLE

         At December 31, 1996, RFS, Inc. had a note payable on premium financing contracts totaling $325,000. The note payable was unsecured, required monthly payments of approximately $47,000 including interest at 5.25% and was paid in full in September 1997.

(7)      PREFERRED AND COMMON STOCK

         In connection with RFS, Inc.'s acquisition by Doubletree, RFS, Inc. retired all its issued and outstanding common stock and issued 100 new shares of common stock to Doubletree. In addition, Doubletree made a $18,500,000 capital contribution to RFS, Inc. The proceeds from this capital contribution were used to acquire Series A Preferred Stock issued by the Company as discussed in note 3.

         In 1995, RFS, Inc. granted a total of 12 shares of common stock to certain employees. These shares were recorded at the estimated fair value on the date of grant. These shares vest ratably over the next four years. Such vesting requirements are contingent upon the employees' continued employment with RFS, Inc. The value of such shares at the grant date is being charged to compensation expense over the four-year period.

(8)      INCOME TAXES

         Effective February 27, 1996, RFS, Inc.'s results of operations are included in Doubletree's consolidated U.S. Federal income tax return. Prior to RFS, Inc.'s acquisition by Doubletree, income taxes were the responsibility of the RFS, Inc. Under the terms of an informal agreement, RFS, Inc. makes payments to Doubletree for a proportionate allocation of Doubletree's consolidated current and deferred income tax expense. RFS, Inc. recorded income tax expense of approximately $5,470,000 and $3,592,000 (based on an effective tax rate of 38.3% and 35% for the years ended December 31, 1997 and 1996, respectively) and remitted $5,470,000 and $3,666,000 to Doubletree for income tax payments for the years ended December 31, 1997 and 1996, respectively.

         The following represents the significant components of income tax expense and the effect of recognizing deferred tax assets and liabilities on various temporary differences for 1995 (in thousands):

                  Federal:
                     Change in tax status                             $(161)
                                                                      -----
                  State:
                     Current                                            193
                     Deferred                                             3
                                                                      -----
                                                                        196
                                                                      -----
                                                                      $  35
                                                                      =====

         RFS, Inc.'s income tax provision for 1995 was calculated as follows (in thousands):


                  State income taxes, net of federal benefit          $ 196
                  Reduction in federal deferred tax liability
                  due to change in tax status                          (161)
                                                                      -----
                        Income tax provision                          $  35
                                                                      =====

(9)      COMMITMENTS AND CONTINGENCIES

         RFS, Inc. leases office space and equipment under noncancelable operating lease agreements expiring at varying intervals through 2002. The future minimum rental payments required under these leases as of December 31, 1997 are as follows (in thousands):

                     YEAR                                 AMOUNT
                     ----                                 -------
                     1998                                 $   301
                     1999                                     312
                     2000                                     315
                     2001                                     315
                     2002                                      79
                     Thereafter                               -
                                                          -------
                                                          $ 1,322
                                                          =======

         Rental expense, except for the lease expense described below, was approximately $301,000, $301,000 and $431,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

         RFS, Inc. has future lease commitments to the Partnership under the Percentage Leases through 2015. At December 31, 1997, minimum future rental payments under the Percentage Leases are as follows (in thousands):

                     YEAR                                 AMOUNT
                     ----                               ---------
                     1998                               $  33,905
                     1999                                  33,905
                     2000                                  33,905
                     2001                                  33,905
                     2002                                  33,905
                     Thereafter                           116,249
                                                        ---------
                                                        $ 285,774
                                                        =========

         RFS, Inc. paid base rents of approximately $34,956,000, $25,255,000 and $21,995,000 and percentage rents in excess of base rents of approximately $45,093,000, $34,893,000 and $25,254,000 for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, RFS, Inc. had a net payable to the Partnership of $8,901,000 and $6,775,000, respectively, for percentage rents and other transactions.

         RFS, Inc. has management agreements with two hotel operators to manage four of the leased hotels. The management agreements have terms ranging from ten to twenty years and provide for a fee based on a percentage of each hotel's revenue.

(10)     RELATED PARTY TRANSACTIONS

         RFS, Inc. has an intercompany receivable from its Parent subject to an informal agreement where excess cash of RFS, Inc. is transferred to the Parent. No interest is earned on this receivable.

         Certain of the partnerships in which RFS, Inc. has an interest and certain former stockholders owed RFS, Inc. approximately $321,000 and $439,000 for advances and other transactions at December 31, 1997 and 1996, respectively. Such advances are recorded in distributions and losses in excess of investment in partnerships and ventures in the accompanying consolidated financial statements.

         RFS, Inc. has recognized, as income, approximately $1,564,092 and $1,340,956 of distributions received from the Partnership with respect to Series A Preferred Stock, Partnership units and Company common stock owned by RFS, Inc. for the years ended December 31, 1997 and 1996, respectively.

         On December 31, 1994, RFS, Inc. entered into a consulting agreement ("Agreement") with Hospitality Advisory Services, Inc. ("HAS"). The Agreement requires monthly payments of $40,000 to HAS beginning January 1, 1995 through December 31, 1995 with the term of the Agreement extended for one additional year. The Agreement also provides for incentive fees at the discretion of RFS, Inc. The owners of HAS are officers of the Company and were stockholders of RFS, Inc. Total fees paid to HAS during 1995 were approximately $780,000. The Agreement was terminated effective February 27, 1996 and was replaced with new consulting agreements with two former officers of RFS, Inc. These consulting agreements were terminated by RFS, Inc. on February 27, 1997. Total fees paid on these consulting agreements were $35,000 and $175,000 in 1997 and 1996, respectively.

(11)     EMPLOYEE BENEFIT PLANS

         In January 1995, RFS, Inc. adopted an employee savings plan under
         Section 401(k) of the Internal Revenue Code. This plan covers all full-time employees of RFS, Inc. who are 21 years of age and have completed at least one year of continuous service. The participants' maximum contributions, limited under applicable IRS regulations, were $9,500 per participant. RFS, Inc. currently contributes 50% of employee contributions to the plan, up to a maximum of 2% of employee compensation. RFS, Inc. contributions generally vest at 20% per year becoming fully vested in the seventh year of service. Contribution expense related to this plan was approximately $151,000 and $166,000 for the years ended December 31, 1997 and 1996, respectively.

(12)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. RFS, Inc.'s financial instruments consist primarily of cash and cash equivalents, trade receivables, note receivable, due from Parent, investments in RFS Hotel Investors, Inc., investments in partnerships and ventures, accounts payable and accrued expenses and Percentage Lease payable, each as included in the balance sheets under such captions.

         With the exception of note receivable, investments in partnerships and ventures and the investments in RFS Partnership, L.P. units, the carrying amounts of all other classes of financial instruments approximate fair value due to the short maturity of those instruments or, in the case of marketable equity securities they are carried at their estimated fair value.

         RFS, Inc. has determined that the fair value of its note receivable is not significantly different from its carrying value based on interest rate and payment terms RFS, Inc. would currently offer on notes with similar security to borrowers of similar creditworthiness. The fair value of the partnership interests, which is carried at cost, is estimated based upon the residual value to the Company in the respective partnership's net assets. RFS Partnership, L.P. units, which are convertible into Company common shares, have a carrying value of $841,000 and an estimated fair value of approximately $1,553,000 and $1,539,000 at December 31, 1997 and 1996, respectively.